Exhibit 99.1

Geron Corporation Reports 2011 Third Quarter Financial Results and Events

MENLO PARK, Calif.--(BUSINESS WIRE)--November 3, 2011--Geron Corporation (Nasdaq: GERN) today reported financial results for the three and nine months ended September 30, 2011.

For the third quarter of 2011, the company reported a net loss of $19.5 million, or $0.16 per share, compared to $18.3 million, or $0.19 per share, for the comparable 2010 period. Net loss for the first nine months of 2011 was $65.0 million, or $0.52 per share, compared to $52.0 million, or $0.54 per share, for the comparable 2010 period. The company ended the quarter with $180.8 million in cash and investments.

Revenues for the third quarter of 2011 were $220,000, compared to $546,000 for the comparable 2010 period. Revenues for the first nine months of 2011 were $2.2 million, compared to $2.5 million for the comparable 2010 period. Revenues for the third quarter and year-to-date periods of 2011 and 2010 included funding from collaboration agreements and royalty and license fee revenues under various agreements.

Interest and other income for the third quarter of 2011 amounted to $237,000, compared to $223,000 for the comparable 2010 period. Interest and other income for the first nine months of 2011 was $820,000, compared to $619,000 for the comparable 2010 period which reflects the increase in cash and investment balances. The company has not incurred any impairment charges on its marketable debt securities portfolio.

Total operating expenses for the third quarter of 2011 were $20.2 million, compared to $18.7 million for the comparable 2010 period. Research and development expenses for the third quarter of 2011 were $16.3 million, compared to $13.7 million for the comparable 2010 period. General and administrative expenses for the third quarter of 2011 were $3.8 million, compared to $5.0 million for the comparable 2010 period.

Total operating expenses for the first nine months of 2011 were $67.9 million, compared to $54.0 million for the comparable 2010 period. Research and development expenses for the first nine months of 2011 were $49.6 million, compared to $40.7 million for the comparable 2010 period. General and administrative expenses for the first nine months of 2011 were $18.3 million, compared to $13.4 million for the comparable 2010 period.

Research and development expenses increased for the three and nine month periods ending September 30, 2011, compared to the same periods in 2010, as a result of higher clinical drug product purchases, increased clinical trial expenses related to the enrollment of four oncology Phase 2 clinical trials of imetelstat and the Phase 1 clinical trial for GRNOPC1 in patients with spinal cord injury and start-up activities for two oncology Phase 2 clinical trials for GRN1005. The company expects research and development expenses to increase in the future with the initiation of the GRN1005 Phase 2 clinical trials in patients with brain metastases and ongoing support of the imetelstat Phase 2 trials and the GRNOPC1 Phase 1 trial. The variations in general and administrative expenses for the three and nine month periods ending September 30, 2011, compared to the same periods in 2010, primarily reflected differences in non-cash stock-based compensation expense recognized during the respective periods.

Third Quarter 2011 Highlights:

• Geron received its first disbursement under the Targeted Clinical Development Award from the California Institute for Regenerative Medicine. In May 2011, CIRM awarded $25.0 million to Geron to support the clinical development of GRNOPC1, currently in a Phase 1 trial in patients with spinal cord injury. CIRM funding will provide matching support in the form of a product-backed loan for clinical trial costs, non-clinical studies, analytical development and the manufacture of cells for clinical trials.

• The Stanford University and Santa Clara Valley Medical Center enrolled the first Californian — and fourth person overall — in Geron’s GRNOPC1 Phase 1 trial in patients with spinal cord injury. To date, GRNOPC1 has been well tolerated with no serious adverse events.

• John A. Scarlett, M.D., was appointed as Geron’s Chief Executive Officer and a member of the board of directors. Dr. Scarlett brings over 25 years of executive leadership experience in the pharmaceutical and biotechnology industry to Geron.

Conference Call

At 6:00 a.m. PDT / 9:00 a.m. EDT on Friday, November 4, John A. Scarlett, M.D., Geron’s chief executive officer, and David L. Greenwood, Geron’s president and chief financial officer, will host a conference call to discuss the company’s third quarter and year-to-date results.

Participants can access the conference call via telephone by dialing 800-706-7748 (U.S.) or 617-614-3473 (international). The passcode is 53572623. A live audio-only Webcast is also available through a link that is posted on the Events page in the Investors section of Geron’s Website at http://www.geron.com. The audio Web broadcast of the conference call will be available for replay until December 5, 2011.

About Geron

Geron is developing first-in-class biopharmaceuticals for the treatment of cancer and chronic degenerative diseases. The company is advancing anti-cancer therapies through multiple Phase 2 clinical trials in different cancers by targeting the enzyme telomerase and with a compound designed to penetrate the blood-brain barrier (BBB). The company is developing cell therapies from differentiated human embryonic stem cells, with the first product in a Phase 1 clinical trial for spinal cord injury. For more information, visit www.geron.com.

Use of Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release regarding potential applications of Geron’s telomerase, oncology, and human embryonic stem cell technologies, including plans and expectations for future clinical development and future operating results and expenditures, constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, the uncertainty and preliminary nature of clinical trial results or regulatory approvals or clearances, need to raise additional capital, dependence upon collaborators and protection of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Geron’s periodic reports filed with the Securities and Exchange Commission, including Geron’s quarterly report on Form 10-Q for the quarter ended September 30, 2011. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and, except as required by law, Geron disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Financial table follows.

GERON CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
(In thousands, except share and per share data)	2011	2010	2011	2010

Revenues from collaborative agreements	$—	$203	$300	$653
License fees and royalties	220	343	1,887	1,812
Total revenues	220	546	2,187	2,465

Operating expenses:
Research and development	16,345	13,728	49,644	40,662
General and administrative	3,811	5,021	18,251	13,359
Total operating expenses	20,156	18,749	67,895	54,021
Loss from operations	(19,936)	(18,203)	(65,708)	(51,556)

Unrealized gain (loss) on derivatives, net	291	(97)	570	133
Interest and other income	237	223	820	619
Losses recognized under equity method investment	—	(243)	(503)	(1,135)
Interest and other expense	(114)	(24)	(178)	(76)
Net loss	$(19,522)	$(18,344)	$(64,999)	$(52,015)

Basic and diluted net loss per share	$(0.16)	$(0.19)	$(0.52)	$(0.54)
Shares used in computing basic and diluted net loss per share	125,101,177	97,476,668	124,259,698	96,400,276

CONDENSED CONSOLIDATED BALANCE SHEETS

	SEPTEMBER 30,	DECEMBER 31,
(In thousands)	2011	2010
	(Unaudited)	(Note 1)
Current assets:
Cash, restricted cash and cash equivalents	$34,768	$46,764
Current marketable securities	108,127	140,599
Other current assets	4,409	7,654
Total current assets	147,304	195,017

Noncurrent marketable securities	37,921	33,911
Property and equipment, net	2,247	3,088
Deposits and other assets	932	1,568
	$188,404	$233,584

Current liabilities	$10,003	$40,849
Noncurrent liabilities	3,194	—
Stockholders’ equity	175,207	192,735
	$188,404	$233,584

Note 1: Derived from audited financial statements included in the company’s Annual Report on Form 10-K for the year ended December 31, 2010.

CONTACT:
Geron Corporation
Anna Krassowska, Ph.D., 650-473-7765
Investor and Media Relations
info@geron.com